PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
SAN JUAN, PUERTO RICO 00936-2350
SUPPLEMENT  AND AMENDMENT TO LEASE CONTRACT
 PROJECT   NO S-1309-0-80
LOCATION: AGUADA PUERTO RICO

NOW COMES the PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY (hereinafter referred to as the "LANDLORD") and TELECOM SOLUTIONS PUERTO RICO, INC., (hereinafter referred to as the "TENANT") and agree to supplement and amend a certain Lease Contract entered into by them on August 9, 1994 as subsequently amended (hereinafter referred to as the "Contract") covering certain land site and buildings located at Aguada, Puerto Rico, identified as Project No. S-1309-0-80 (hereinafter referred to as the "Original Premises"), in the following aspects:

ONE: LANDLORD hereby demises and lets unto TENANT, and TENANT hereby leases from LANDLORD the Premises identified as Project No. S-1309-0-80 located at Aguada, Puerto Rico, (hereinafter referred to as the "Additional Premises") which are fully described in Schedule "A" hereto annexed and made a part hereof. The Additional Premises shall be used and occupied exclusively in the manufacture of communication equipment (SIC, #03663).

TWO: The additional premises shall be included as part of the demised premises covered by the contract and, as such , subject to all applicable terms, convenants and conditions thereof as they have been hereby supplemented and/or amended.

THREE: The deposit required under the provisions of this contract shall be complied with by TENANT as hereinafter specified: a. the amount of $1,038.00 previously deposited by TENANT reserved Project S-1309-0-80 (CR No. 134412 of March 14, 1995), b. the amount of $4,943.24 shall be paid by Tenant in certified check with execution of this Supplement to Lease Contract.

This deposit shall guarantee the compliance by TENANT of its obligations, under this Contract, particularly, but not limited to, the payment of rent, the compliance of the environmental clauses herein included and the return of the Premises in proper condition at the termination of this Lease. On said termination, if TENANT is not in default of any of the terms and conditions of this Contract, LANDLORD will return to TENANT the sum of money, if any, held pursuant to this provision, after LANDLORD's Environmental Office certifies that there are no environmental deficiencies as a result of Tenant's manufacturing operation on the demised Premises.

FOUR: Commencing on the first day of the first month after the delivery of the additional premises, TENANT shall pay to LANDLORD an annual rental of $2.20 per square foot of gross building area for the remanent term equally to $4,153.64 monthly.

The monthly installments for rent specified herein, shall be paid in advance on the first day of each month at LANDLORD'S office, or at any other place that LANDLORD may notify. In the event that the date of commencement does not fall on the first of the month, TENANT further agrees to pay the first partial monthly installments, prior to, or on the date of commencement.

FIVE:  Not Applicable.

SIX:	TENANT agrees to have on the date of commencement of the term of this Lease a capitalization of $150,000.00.

Likewise TENANT agrees to install within six (6) months from the same date manufacturing machinery and equipment with a value of at least $150,000.00.

This shall not include the cost of transportation and installation thereof, nor its ordinary depreciation after installation; and within eighteen (18) months from the date of commencement of the term, to employ a minimum of seventy five (75), The aforementioned levels, shall be maintained throughout the term of this Lease or any extension thereof and shall be in addition to the of capitalization, machinery and employment levels established in the original Contract.

SEVEN : All notices,demands,approvals,consents and/or communications herein required or permitted shall be in writing. If by mail, should be certified and to the following addresses; To LANDLORD:
PO BOX 362350, SAN JUAN, PUERTO RICO 00936-2350. To TENANT:
TELECOM SOLUTIONS, 85 West Tasman Drive, San Jose, CA AND/OR Mr.
Nick Barreto, General Manager, P. 0. Box 1046, Aguada, Puerto
Rico 00602.

EIGHT: Net Lease - This Lease shall be interpreted as a net lease; it being the exclusive responsibility of TENANT to pay for all operating expenses, utilities, maintenance, expenses, insurance, taxes or any other costs, expenses or charges of any nature not specifically assumed by LANDLORD hereunder.

NINE: TENANT hereby acknowledges that the building herein demised is in need of certain repairs which LANDLORD undertakes to commence presently after execution hereof.

TEN: In as much as TENANT represented that in order to carry out its operations it is necessary to install and operate an emergency generator, solder machine, and vapors generator; it is hereby specifically agreed and understood that: (1) Such installation shall be made in coordination and with the approval of LANDLORD; (2) TENANT shall request and obtain from the Environmental Quality, the necessary permit to operate the said installation and, thereafter, shall abide by and comply with all requisites imposed by the said Board for such operations. It being further agreed and understood that non-compliance by TENANT with the foregoing provisions shall constitute an additional event of default under the provisions of this Contract.

ELEVEN: TENANT must strictly comply with the rules established in "OSHA Standards for General Industry" regulations, in specific, sections 1910.104, 1910.106 and 1910.110 and with any other local applicable regulation in relation to the localization, accessibility, spillage and escapes, elevations, dams, distances between tanks, design, construction, security equipment, operation and maintenance of the propane and oxygen tanks to be installed. As a desirable security measure a minimum distance of 25 feet between the exterior diameter of the tanks and the closest industrial building is suggested when and if the physical conditions of the lot so permits. Under no circumstances will distances smaller than those established in the hereinabove mentioned regulations be permitted.

TWELVE: Anything contained in this Supplement to the contrary notwithstanding, it is hereby agreed and understood by the parties hereto that the total investment, investment in machinery and equipment and employment provided in this Contract are in addition to and not in lieu of the total investment of $4,500,000.00, investment in machinery and equipment of $2,200,000.00, and employment of one hundred eighty
(180) persons heretofore required from TENANT under the Contract with LANDLORD.

THIRTEEN: All terms and conditions of the Lease Contract executed on August 9, 1994 shall be deemed supplemented and amended to the extent inconsistent with the terms hereof and the ones not expressly supplemented and amended shall remain in full force and effect.

FOURTEEN: TENANT agrees to submit to LANDLORD within thirty (30) days from the date of execution of this Contract: a certificate of a resolution of its Board of Directors either authorizing or ratifying the execution of this Contract.

IN WITNESS WHEREOF, LANDLORD AND TENANT have respectively signed upon proper authority this Lease, this 27th day of November 1995.


PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
BY:  /s/Puerto Rico Industrial Development Company


TELECOM SOLUTIONS PUERTO RICO, INC.
66-04-7003
BY:  /s/ J. Scott Kamsler


SCHEDULE  "A"


DESCRIPTION OF PROJECT NO. S-1309-0-80
LOCATED AT AGUADA, PUERTO RICO

This is a pitched roof type building consisting of reinforced concreted foundations, steel columns, and girders supporting 30 feet long steel joists which in turn support gauge #22 Standard galvanized steel deck covered by 1" fiberglass insulation and a 3 plies built-up roofing.
Roof ventilators are provided.
The structure consists of a main floor 240'-6" x 90'-6" out to out dimensions with an area of 21,765.25 sq. ft. of manufacturing space; an entrance porch 16'-2" x 8'-4" for an area of 134.70 sq. ft.; lean-to 60'-6" x 12'-6" for an area of 1,756.25 sq. ft. This amounts to a total area of 22,656.20 sq. ft. of covered floor space.
The floor consists of a 4" thick reinforced concrete slab with a monolithic cement finish. Floor slab designed for a live load of 150 pounds per square feet.
Exteriors walls are of concrete blocks plastered and painted in both sides.
Interiors walls at the lean-to are plastered and painted together with a 6'-1" high sprayed-on glazed finish wainscoat.
Ceiling is rubbed and painted throughout the building.
Windows are Miami Aluminum type throughout the building.
Interior doors are made of plywood and exterior are industrial type metal ones.
Two (2) metal rolling doors 10'-0" x 10'-O" at loading area.
Clearance in the manufacturing area from finish floor to lowest part of beams at the side eaves is 12'-2 1/2".

DESCRIPTION OF PARCEL OF LAND, LOT NO. 9
LOCATED AT AGUADA INDUSTRIAL PARK, AGUADA, P.R.
SITE FOR PROJECT NO. S-1309-0-80

Parcel of land, Lot No. 9 located at Aguada Industrial Park, in Aguada, Puerto Rico. It bounds: by the NORTH, with land owned by "Comunidad Agricola Bianchi"; by the SOUTH, with Lot No, 7 of the same industrial subdivision; by the EAST, with land owned by "Comunidad Agricola Bianchi"; and by the WEST with Street "A" of the same industrial subdivision.
It has an approximate surface area of 5,582.335 square meters, equivalent to 1.4203 "cuerdas".
It is affected by 3.0 meters wide right of way for a storm sewer system running along its Northern and Eastern boundaries.